Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement on Form S-8 of ProLink Holdings Corporation of our report dated April 14, 2006 relating to our audits of the consolidated financial statements as of December 31, 2005 and January 1, 2005 and for the periods then ended, which appear in the Annual Report on Form 10-K of ProLink Holding Corporation for the year ended December 31, 2005.
/s/ HEIN & ASSOCIATES LLP

Hein & Associates LLP
Denver, CO

January 19, 2007